UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on January 10, 2014, Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”) closed a private placement of 3,600,000 “Units” sold to seven investors for gross proceeds of $360,000. No commissions were paid or are payable. The price of each Unit was $0.10. Each Unit was comprised of one share of our common stock, together with a warrant to acquire an additional one-half share of our common stock on payment of $0.20 per share. The warrants expire five years from the closing date.

Included among the seven investors that participated in the private placement were: Darren Katic, a director, officer and significant stockholder of Sara Creek, who purchased 380,000 Units for $38,000; Manhattan Holdings, LLC, a significant stockholder of Sara Creek, which purchased 900,000 Units for $90,000; and Gerald Tywoniuk, a significant stockholder of Sara Creek, who purchased 500,000 Units for $50,000.

Forms of the warrants (one for United States investors and one for non-United States investors) issued in connection with the sale of Units are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. The above description of the warrants is qualified by reference to the complete text of the warrants. However, the warrants, including without limitation any representations and warranties contained in the warrants, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of Sara Creek. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The sale of Units described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuances of the securities described in Item 1.01 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
10.1	Form of Warrant (U.S. Investor)
10.2	Form of Warrant (Non-U.S. Investor)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	January 16, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer

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